As filed with the Securities and Exchange Commission on May 15, 2009
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1192475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204
(Address of Principal Executive Offices)	(Zip Code)
CHUX OWNERSHIP PLAN
(Full Title of the Plan)
Lawrence E. Hyatt
O’Charley’s Inc.
3038 Sidco Drive
Nashville, Tennessee 37204
(Name and Address of Agent For Service)
(615) 256-8500
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount	Offering	Aggregate	Amount of
To Be	To be	Price Per	Offering	Registration
Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, no par value	1,000,000 shares	$7.10	$7,100,000	$396.18

(1)	Pursuant to Rule 416(a), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on May 11, 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value per share (the “Common Stock”), of O’Charley’s Inc., a Tennessee corporation (the “Registrant”), issuable pursuant to the CHUX Ownership Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 33-69934), as filed with the Securities and Exchange Commission (the “Commission”) on October 5, 1993, and its previously filed Registration Statement on Form S-8 (File No. 333-126221), as filed with the Commission on June 29, 2005, are hereby incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
     The validity of the shares of the Registrant’s Common Stock registered hereby has been passed upon for us by Bass, Berry & Sims PLC. A copy of the opinion is attached as Exhibit 5.1 to this Registration Statement.
Item 8. Exhibits.
     Reference is made to the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 13th day of May, 2009.

O’CHARLEY’S INC.

By:	/s/ Lawrence E. Hyatt

Name:	Lawrence E. Hyatt
Title:	Interim President and Chief Executive Officer, Chief Financial Officer and Treasurer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Lawrence E. Hyatt and Colin M. Daly, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lawrence E. Hyatt Lawrence E. Hyatt	Interim President and Chief Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer and Principal Financial Officer)	May 13, 2009
/s/ R. Jeffrey Williams R. Jeffrey Williams	Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 13, 2009
/s/ Arnaud Ajdler Arnaud Ajdler	Director	May 13, 2009
/s/ William F. Andrews William F. Andrews	Director	May 13, 2009

/s/ Douglas Benham Douglas Benham	Director	May 13, 2009
/s/ Philip J. Hickey, Jr. Philip J. Hickey, Jr.	Director	May 13, 2009
/s/ Gregory Monahan Gregory Monahan	Director	May 13, 2009
/s/ Dale W. Polley Dale W. Polley	Director	May 13, 2009
/s/ Richard Reiss, Jr. Richard Reiss, Jr.	Director	May 13, 2009
/s/ H. Steve Tidwell H. Steve Tidwell	Director	May 13, 2009
/s/ Robert J. Walker Robert J. Walker	Director	May 13, 2009
/s/ Shirley A. Zeitlin Shirley A. Zeitlin	Director	May 13, 2009

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included at pages II-2 and II-3)

99.1	CHUX Ownership Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 8, 2009).

II-4